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                                                                 EXHIBIT 10.14.1

                                 AMENDMENT NO. 1
           TO THE SOFTWARE LICENSE AGREEMENT DATED SEPTEMBER 20, 2000

         This Amendment No. 1 (the "Amendment") to the Seagate Software Information Management Group Holdings, Inc. Software License Agreement between Seagate Software Information Management Group Holdings, Inc., the predecessor in interest to Crystal Decisions, Inc. ("Crystal Decisions") and Seagate Technology, Inc., the predecessor in interest to Seagate Technology LLC ("Customer"), dated as of September 20, 2000 (the "Agreement") is effective as of October 1, 2002 (the "Effective Date").

In consideration of the mutual promises contained in this Amendment, the parties agree:

         1. All capitalized terms not defined in this Amendment will have the same meanings as set forth in the Agreement.

         2. Seagate Software Information Management Group, Inc. has legally changed its name to Crystal Decisions, Inc. All references in the Agreement to "Seagate Information Management Group, Inc." and "Seagate" are deemed to refer respectively to "Crystal Decisions, Inc." and "Crystal Decisions."

         3. Seagate Technology, Inc. has legally changed its name to Seagate Technology LLC. All references in the Agreement or this Amendment to "Seagate Technology, Inc." or "Customer", are deemed to refer to Seagate Technology LLC, including its parents, subsidiaries, and affiliates.

         4. Under the Agreement, Customer acquired 1000 Concurrent Access Licenses ("CAL") of Seagate Info and 500 Seagate Info Named User Designer Licenses. Upon execution of this Agreement, these pre-existing Licenses ("Old Licenses") will convert to 600 production environment CAL of Crystal Enterprise
8.5 with Additional Content Delivery, Ad Hoc Application, and Report Application Server ("RAS") (collectively, the "New CAL Licenses"), and 500 production environment desktop licenses of Crystal Reports Professional (the "New Designer Licenses"). The New CAL Licenses and the New Designer Licenses will collectively be referred to as the New Licenses. The New Licenses will be subject to the terms of the Agreement as modified by this Amendment. Upon deployment of the New Licenses, the Old Licenses will terminate and Customer will cease all further use of the Old Licenses. Customer will continue to have 400 CAL of Seagate Info ("Remainder Info Licenses"). Customer has the right to decide how to allocate the New Designer licenses between Crystal Reports Professional and Crystal Analysis Professional within 45 days after Customer's installation of Crystal Enterprise 9.0. Upon execution, Customer will take delivery of 1000 designer licenses consisting of 500 Crystal Reports Professional and 500 Crystal Analysis Professional licenses. Within 45 days after installation of Crystal Enterprise 9.0, Customer agrees to allocate between the 500 Crystal Reports Professional licenses and the 500 Capital Crystal Analysis Professional licenses such that the total number of designer licenses is limited to 500 actually used by Customer from and after that date.

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         5.       Schedule B of the Agreement is amended to include the
additional product specific use restrictions contained in Exhibit 1 to this Amendment.

         6. For a period of three (3) years following the Effective Date of this Amendment, Crystal Decisions will offer to Customer a 50% discount on all of Crystal Decision's software products, and all maintenance and technical support services. On or before March 1, 2003, Crystal Decisions will allow Customer to place orders for Crystal Decision's software products, including Crystal Reports, through Customer's e-Procurement system.

         7. Customer renews its maintenance and elite technical support for the New CAL Licenses and the New Designer Licenses for a one year term commencing on October 1, 2002 and expiring on September 30, 2003. Customer may renew maintenance and technical support services for subsequent one year terms ("Renewal Terms") upon issuing a purchase order ("PO") to Crystal Decisions. In other words, maintenance and technical support services will not automatically renew without Customer's issuance of a PO.

         8. For a period of three (3) years following the Effective Date of this agreement, Customer will have the option to convert some or all of the Remainder Info Licenses to an equivalent number of Crystal Enterprise CALs at the lesser of (a) 50% of Crystal Decisions' then current upgrade fee or (b) the maintenance and support fees for the Remainder Info Licenses prorated from the Effective Date to the conversion date. If Customer elects to convert any of the Remainder Info Licenses to an equivalent number of Crystal Enterprise CALs after this 3 year period, the parties will agree in writing on any conversion fees.

         9.       In consideration of the conversion of licenses set forth in section 4 above and the maintenance and support provided under section 7 above, Customer agrees to pay Crystal Decisions the sum of $422,750.00 USD.

         10. Maintenance and technical support fees for the products licensed under this Amendment may not increase for a three year period following the Effective Date of this Amendment. After this three year period, maintenance and technical support fees will not increase by more than five percent (5%) of the immediately preceding year's maintenance and support fees for a period of five (5) years.

         11. For a period of one year from the date of this Amendment, the following rates will apply to consulting and training services provided by Crystal Decisions to Customer:

ROLE                       STANDARD HOURLY RATE      AFTER 10% DISCOUNT
----                       --------------------      ------------------
Project Manager                  $312                        $281
Technical Manager                $312                        $281
Managing Consultant              $250                        $225
Senior Consultant                $200                        $180
Consultant                       $175                        $158


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A 10% discount will also be applied to the published list price of on-site consulting engagements.

         12. In Section 3.2 of the Agreement, the term "net-30" is replaced with "net-45".

         13.      Section 3.3 of the Agreement is deleted.

         14.      Section 4.1 of the Agreement is deleted and replaced with:
"Crystal agrees to deliver the Licensed Programs, documentation and maintenance services solely by electronic means. Crystal will provide Customer with initial sets of Documentation as set forth in Schedule A."

         15. Section 5.4 of the Agreement is replaced with "Customer will ensure that the Licensed Programs are only used as provided by this Agreement and will not sell, sublicense, rent, lease, or otherwise transfer the Licensed Program. Customer will not make the Licensed Programs available, in any form, to any third party with the exception of third party contractors and agents utilizing Licensed Programs solely for Customer's behalf.

         16. The Description of Support and Upgrade Advantage schedule attached to the Agreement is now identified as "Attachment C--Description of Support and Upgrade Advantage". Section 3.0 FEES AND PAYMENT, is deleted in its entirety from Attachment C.

         17. Except as modified in this Amendment, the Agreement is unaffected and will remain in full force and effect. In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment will control.

CRYSTAL DECISIONS, INC.                         SEAGATE TECHNOLOGY LLC


By: /s/ Susan J. Wolfe                          By:/s/ Donna Florio-Norris
    --------------------------------               -----------------------------

Name:    Susan J. Wolfe                         Name: Donna Florio-Norris
      ------------------------------                  -------------------------

Title:  V.P. & General Counsel                  Title: Executive Director, Legal
        ----------------------------                   -------------------------

Date:  2/27/03                                  Date: 12/20/02
       -----------------------------                  --------------------------


[Crystal Decisions Logo]


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                                    EXHIBIT 1

Schedule B of the Agreement is amended by adding the following additional Product Specific Use Terms.

CRYSTAL ENTERPRISE 8.5

1. DEFINITIONS.

1.1. "Access" means either a direct or remote connection to the Software, previously installed on one or more network or web server(s).

1.2. "APS" means a component of the Software (filename "crystalaps.exe") that resides on a Server (defined below).

1.3. "APS Cluster" means a group of one or more installations of the APS executable on one or more Servers which function as a single APS.

1.4. "Concurrent Access License" or "CALs" means the limited license for a predefined number of users to Access the Software simultaneously, as further described in Section 4.

1.5. "Named User" means one specifically identified individual authorized to Access the Software.

1.6. "Named User License" means the limited license to Access the Software only by the Named User, as further described in Section 4.

1.7. "Processor License" means the aggregate number of Server Processors that are capable of running any component of the Software (except the Web Connector and Report Publishing Wizard) at any time, as further described in Section 4.

1.8. "Project" means one or more APS providing common or substantially similar Reports from common data sources.

1.9. "Report" means any work or document created using a Crystal software product, regardless of resulting file format.

1.10."Server Processor" means the central processing unit (CPU) of a Server.
     "Server" means a computer upon which Software components are installed, and to which other computers connect, in order for end-users to Access the Software.

1.11."Software" means the software provided on your software media in object code form and associated documentation, any updates, additional modules, or additional software provided by Crystal in connection therewith; but shall not include any promotional software or other software product provided in the same package, which shall be governed by the online software license agreements included with such promotional software or software product.

2. USE OF LICENSED PROGRAMS Crystal Enterprise Standard, if available, may be licensed on either a concurrent access or per processor basis, and may be installed only on a single server (the single server may have more than one processor physically installed within it). Crystal Enterprise Professional may be licensed on a concurrent access, Named User, combination of concurrent access and Named User, or per processor basis; and may be installed on multiple servers. You acknowledge that Crystal may control the number of NUL(s), CAL(s), and other licensed Software components, including the use of such components, pursuant to key codes.

2.1 Named User License. When Access to the Software is licensed on a Named User basis, each individual Named User must be specifically identified as the sole holder of a Named User License ("NUL") and must possess an accompanying authorized personal "Unique User ID" as described in the documentation (a "UUID") permitting Access to the Software components corresponding to such NUL. The individual Named User may install and/or Access only those Software components for which he or she has obtained a NUL and accompanying authorized UUID. At any time, you may have only as many UUID(s) defined and Accessing the Software as the number of NUL(s) you have received from Crystal, as set forth in your particular ordering documentation. The sharing of the UUID


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    and/or NUL by more than one individual is expressly prohibited and is a material breach of this License Agreement. In addition, NUL(s) and UUID(s) may not be transferred from one individual to another unless the original end user no longer requires, and is no longer permitted, Access to the Software. NUL(s) are assigned to a particular APS or APS Cluster, and may not be shared between different APS's or APS Clusters.

2.2 Concurrent Access License ("CAL"). When use of the Software is licensed on a concurrent access basis, you obtain the right to provide Access to the Software for an unlimited number of end users, provided that the aggregate number of end users Accessing the Software at any one time does not exceed the number of CALs you have obtained. CAL(s) are assigned to a particular APS or APS Cluster, and may not be shared between different APS's or APS Clusters.

2.3 Processor License. When use of the Software is licensed on a per processor basis, you obtain the right to allow Access to the Software by an unlimited number of end-users. For Crystal Enterprise Standard, if available, you may install the Software components on only a single server; for Crystal Enterprise Professional you may install the Software components on multiple servers. However, in either case, the aggregate number of processors on the server(s) running any Software components(s) (except the Web Connector and Report Publishing Wizard) may not exceed the number of processors licensed. If the aggregate number of processors on the server(s) running any Software component(s) exceeds the number of processors licensed, you will need to receive additional licenses from Crystal after paying the appropriate additional license fee.

2.4 Report Distribution License. You may use the Software to regularly deliver, distribute or share Reports to persons outside of the Crystal Enterprise environment (for example, to e-mail recipients using the Schedule to Destination feature) (a) to a number of persons that does not exceed the number of Named User licenses you have acquired, (b) to a number of persons that does not exceed 6 times the number of Concurrent Access Licenses you have acquired, or (c) if you have a processor license, to an unlimited number of users. You may not use the Software to regularly deliver, distribute or share reports to users outside of the Crystal Enterprise environment other than as provided above, unless you have acquired a Report Distribution License from Crystal Decisions. A Report Distribution License is not required for: (a) distribution of Reports in hard copy form, including distribution of paper copies by facsimile; or (b) manual distribution on a one-time or ad hoc basis. If you acquire a Report Distribution License, you may use the Software to regularly deliver, distribute or share Reports outside of the Crystal Enterprise environment to an unlimited number of users.

3. COMPETITIVE PRODUCT RESTRICTION. Except as expressly permitted by this License Agreement, the parties acknowledge and agree that: (a) you will Access the Software only in connection with the processing and distribution to your employees, customers, suppliers and business partners of: (i) your data, and
(ii) any third-party data you have a right to process and distribute; (b) you will not use the Software, by itself or with other applications, on a timesharing basis or to operate a service bureau facility or service provider business for the benefit of third-parties; (c) you will not modify or translate the Software except as necessary to configure the Software using the menus, options and tools provided for such purposes and contained in the Software; (d) you will not in any way reverse engineer, disassemble or decompile the Software or any portion thereof except to the extent and for the express purposes authorized by applicable law notwithstanding this limitation; (e) neither party may assign this agreement without the prior written consent of the other party, which will not be unreasonably withheld; (f) no consent will be required for any assignment to an affiliate controlling, controlled by, or under common control with the assigning party; (g) no consent will be required for an assignment made in connection with a merger, reorganization, or a purchase or sale of all or substantially all of the assets of the assigning party related to the performance of this agreement; and (h) you may not use the Software to develop any product that is generally competitive with Crystal product offerings.

4. CRYSTAL OFFLINE VIEWER. The license to the Software also includes a limited license to use the Software component known as the "Crystal Offline Viewer" as such component may be more fully described in the Software's documentation. You may install and use the Crystal Offline Viewer on multiple computers under your control in the United States, and any other country to which the Software is legally exported, provided that the Crystal Offline Viewer is used only to view reports generated by the Software as permitted by and subject to the limitations contained in this Agreement, including but not limited to the


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report broadcast provisions of section 2.4. Your limited use of the Crystal
Offline Viewer is subject to all of the terms and conditions of this License Agreement.

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